                                                                      EXHIBIT 12

CINEMARK USA,INC. AND SUBSIDIARIES
$75M SERIES C 9 5/8% SENIOR SUB NOTES, DUE 2008


COMPUTATION OF EARNINGS TO FIXED CHARGES



                                                PRO FORMA         PRO FORMA                                         PRO FORMA
                                              12 MOS ENDED       9 MOS ENDED   12 MOS. ENDED     9 MOS. ENDED      12 MOS ENDED
                                              SEPT 30, 1997     SEPT 30, 1997   SEPT 30, 1997     SEPT 30, 1997     SEPT 31, 1996
------------------------------------------   -------------     --------------  --------------    --------------    --------------
COMPUTATION OF EARNINGS

REGISTRANT'S PRETAX INCOME FROM
  CONTINUING OPERATIONS                          31,928,123       22,739,526     31,928,123        22,739,528       28,962,461
CAPITALIZED INTEREST                             (2,456,047)      (1,268,643)    (2,458,047)       (1,256,643)      (3,865,248)
                                                 ----------       ----------     ----------        ----------       ----------
TOTAL EARNINGS                                   29,472,076       21,482,885     29,472,076        21,482,885       23,097,215

COMPUTATION 0F FIXED CHARGES

INTEREST EXPENSE                                 30,782,889       24,754,456     28,412,265        23,071,697       24,552,655
CAPITALIZED INTEREST                              2,592,914        1,377,706      2,592,914         1,377,708        3,928,454
AMORTIZATION OF DEBT ISSUE COST & DEBT
  DISCOUNT                                          853,920          583,362        853,920           583,362          824,743
AMORTIZATION OF NEW DEBT DISCOUNT
AMORTIZATION OF DEBT PREMIUM                        (95,455)         (71,591)             0                            (95,455)
INTEREST FACTOR ON RENT EXPENSE                  12,426,051        9,434,211     12,425,051         9,434,211        8,477,842
                                                 ----------       ----------     ----------        ----------       ----------
TOTAL FIXED CHARGES                              46,659,320       36,078,146     44,384,140        34,467,176       37,688,239

TOTAL EARNINGS AND FIXED CHARGES                 76,031,395       57,561,031     73,856,216        55,950,063       60,785,454
                                                 ----------       ----------     ----------        ----------       ----------
RATIO OF EARNINGS TO FIXED CHARGES                     1.63             1.60           1.66              1.62             1.61
                                                 ==========       ==========     ==========        ==========       ==========





                                        9 MOS. ENDED       12 MOS. ENDED      12 MOS. ENDED     12 MOS. ENDED     12 MOS. ENDED
                                        SEPT 30, 1996       DEC 31, 1996      DEC 31, 1995      DEC 31, 1994      DEC 31, 1993
-------------------------------------  --------------      -------------      -------------     -------------     -------------
COMPUTATION OF EARNINGS

REGISTRANT'S PRETAX INCOME FROM
  CONTINUING OPERATIONS                   17,773,866         26,962,461         23,256,537        14,073,947        15,890,531
CAPITALIZED INTEREST                      (2,665,842)        (3,865,246)        (1,726,155)         (560,185)            5,425
                                          ----------         ----------         ----------        ----------        ----------
TOTAL EARNINGS                            15,108,024         23,097,215         21,530,382        13,513,762        15,895,956

COMPUTATION 0F FIXED CHARGES

INTEREST EXPENSE                          14,111,297         19,551,655         18,549,833        18,133,438        16,573,409
CAPITALIZED INTEREST                       2,713,248          3,928,454          1,745,720           565,610
AMORTIZATION OF DEBT ISSUE COST & DEBT
  DISCOUNT                                   554,185            824,743            824,014           783,515           528,724
AMORTIZATION OF NEW DEBT DISCOUNT
AMORTIZATION OF DEBT PREMIUM
INTEREST FACTOR ON RENT EXPENSE            8,477,842         11,468,682         10,291,069         9,866,567         9,089,838
                                          ----------         ----------         ----------        ----------        ----------
TOTAL FIXED CHARGES                       25,858,572         35,773,534         31,410,636        29,349,130        26,191,971

TOTAL EARNINGS AND FIXED CHARGES          40,964,596         58,870,749         52,941,018        42,862,892        42,087,927
                                          ----------         ----------         ----------        ----------        ----------
RATIO OF EARNINGS TO FIXED CHARGES              1.58               1.65               1.69              1.46              1.61
                                          ==========         ==========         ==========        ==========        ==========





                                          12 MOS. ENDED
                                          DEC 31, 1992
-------------------------------------     -------------
COMPUTATION OF EARNINGS

REGISTRANT'S PRETAX INCOME FROM
  CONTINUING OPERATIONS                     8,700,634
CAPITALIZED INTEREST                            5,425
                                           ----------
TOTAL EARNINGS                              8,706,059

COMPUTATION 0F FIXED CHARGES

INTEREST EXPENSE                           11,888,863
CAPITALIZED INTEREST
AMORTIZATION OF DEBT ISSUE COST & DEBT        369,140
  DISCOUNT
AMORTIZATION OF DEBT PREMIUM
INTEREST FACTOR ON RENT EXPENSE             7,922,237
                                           ----------
TOTAL FIXED CHARGES                        20,180,240

TOTAL EARNINGS AND FIXED CHARGES           28,886,299
                                           ----------
RATIO OF EARNINGS TO FIXED CHARGES               1.43
                                           ==========
